Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

July 2010 Performance Update

The Frontier Fund Supplement Dated July 31, 2010 to Prospectus Dated April 30, 2010

The Frontier Fund Class 2 Original

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

July performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	July 31, 2010	July 31, 2010	NAV / Unit
	MTD	YTD
Balanced Series-2	-3.06%	0.35%	$139.50
Balanced Series-2a	-3.14%	-0.12%	$117.46
Campbell/Graham/Tiverton Series-2	-1.77%	-3.99%	$116.27
Currency Series-2	0.99%	5.16%	$96.05
Long/Short Commodity Series-2	0.59%	-3.76%	$122.70
Winton/Graham Series-2	-2.93%	-0.90%	$127.24
Winton Series-2	-3.95%	5.20%	$136.88
Long Only Commodity Series-2	6.50%	-3.23%	$87.38
Managed Futures Index Series-2	-4.92%	-1.86%	$119.02

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of July 31, 2010. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(2,372,668.60)
Unrealized trading gain/(loss)			379,517.49
Less: commissions			(91,712.11)
Less: FCM fees			(24,873.98)
Foreign currency gain/(loss)			27,121.01
Interest income			4,900.12

Total Income			(2,077,716.07)

EXPENSES

Management fees			59,789.06
Incentive fees			165,200.70

Total Expenses			224,989.76

Net Income (Loss)			$(2,302,705.83)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	523,780.76406	$75,371,434.69	143.90
Current month additions	26.35793	3,686.75
Current month redemptions	(5,158.03057)	(721,197.66)
Net Income (loss) for current month		(2,302,705.83)

Net Asset Value, end of current month	518,649.09142	$72,351,217.95	139.50

	Monthly rate of return		-3.06%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(103,852.88)
Unrealized trading gain/(loss)			17,142.00
Less: commissions			(4,008.47)
Less: FCM fees			(1,086.52)
Foreign currency gain/(loss)			1,184.08
Interest income			3,327.03

Total Income			(87,294.76)

EXPENSES

Trading Fee			5,775.81
Management fees			2,611.56
Incentive fees			7,230.73

Total Expenses			15,618.10

Net Income (Loss)			$(102,912.86)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	27,044.16933	$3,279,409.25	121.26
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		(102,912.86)

Net Asset Value, end of current month	27,044.16933	$3,176,496.39	117.46

	Monthly rate of return		-3.14%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(162,160.04)
Unrealized trading gain/(loss)			37,597.55
Less: commissions			(4,050.66)
Less: FCM fees			(3,314.34)
Foreign currency gain/(loss)			4,205.13
Interest income			46.77

Total Income			(127,675.59)

EXPENSES

Management fees			22,498.93
Incentive fees			—

Total Expenses			22,498.93

Net Income (Loss)			$(150,174.52)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	70,952.67267	$8,398,631.08	118.37
Current month additions	—	—
Current month redemptions	(1,119.74954)	(129,051.72)
Net Income (loss) for current month		(150,174.52)

Net Asset Value, end of current month	69,832.92313	$8,119,404.84	116.27

	Monthly rate of return		-1.77%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(4,432.20)
Unrealized trading gain/(loss)			148,007.75
Net change in inter-series payables			(126,442.65)
Less: FCM fees			(5,504.50)
Interest income			5,129.21

Total Income			16,757.61

EXPENSES

Management fees			8,925.68
Incentive fees			—

Total Expenses			8,925.68

Net Income (Loss)			$7,831.93

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	8,318.91035	$791,205.18	95.11
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		7,831.93

Net Asset Value, end of current month	8,318.91035	$799,037.11	96.05

	Monthly rate of return		0.99%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(71,898.47)
Unrealized trading gain/(loss)			237,259.85
Less: commissions			(28,179.50)
Less: FCM fees			(5,339.61)
Foreign currency gain/(loss)			897.60
Interest income			19,892.09

Total Income			152,631.96

EXPENSES

Management fees			57,953.39
Incentive fees			17,019.20

Total Expenses			74,972.59

Net Income (Loss)			$77,659.37

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	108,619.84423	$13,249,373.19	121.98
Current month additions	—	—
Current month redemptions	(595.35903)	(72,450.60)
Net Income (loss) for current month		77,659.37

Net Asset Value, end of current month	108,024.48520	$13,254,581.96	122.70

	Monthly rate of return		0.59%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(519,991.24)
Unrealized trading gain/(loss)			205,914.41
Less: commissions			(5,662.93)
Less: FCM fees			(4,714.10)
Foreign currency gain/(loss)			188.72
Interest income			5,387.57

Total Income			(318,877.57)

EXPENSES

Management fees			32,688.39
Incentive fees			—

Total Expenses			32,688.39

Net Income (Loss)			$(351,565.96)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	91,815.68200	$12,034,242.24	131.07
Current month additions	—	—
Current month redemptions	(703.20311)	(89,966.34)
Net Income (loss) for current month		(351,565.96)

Net Asset Value, end of current month	91,112.47889	$11,592,709.94	127.24

	Monthly rate of return		-2.93%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(339,298.85)
Unrealized trading gain/(loss)			(62,350.04)
Less: commissions			(667.73)
Less: FCM fees			(4,193.20)
Foreign currency gain/(loss)			26.27
Interest income			5,094.32

Total Income			(401,389.23)

EXPENSES

Management fees			23,097.38
Incentive fees			—

Total Expenses			23,097.38

Net Income (Loss)			$(424,486.61)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	75,563.09841	$10,768,047.10	142.50
Current month additions	—	—
Current month redemptions	(749.46240)	(103,422.57)
Net Income (loss) for current month		(424,486.61)

Net Asset Value, end of current month	74,813.63601	$10,240,137.92	136.88

	Monthly rate of return		-3.95%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$45,063.32
Unrealized trading gain/(loss)			439.13
Less: commissions			—
Less: FCM fees			(288.78)
Foreign currency gain/(loss)			—
Interest income			1,215.29

Total Income			46,428.96

EXPENSES

Management fees			763.72
Incentive fees			—
Total Expenses
			763.72

Net Income (Loss)			$45,665.24

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	8,782.53763	$720,621.49	82.05
Current month additions	—	—
Current month redemptions	(167.07487)	(13,455.80)
Net Income (loss) for current month		45,665.24

Net Asset Value, end of current month	8,615.46276	$752,830.93	87.38

	Monthly rate of return		6.50%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(152,408.94)
Unrealized trading gain/(loss)			(35,280.54)
Less: commissions			(1,155.02)
Less: FCM fees			(1,559.17)
Foreign currency gain/(loss)			1,962.97
Interest income			135.10

Total Income			(188,305.60)

EXPENSES

Management fees			7,003.42
Incentive fees			—

Total Expenses			7,003.42

Net Income (Loss)			$(195,309.02)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	31,712.09529	$3,969,601.03	125.18
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		(195,309.02)

Net Asset Value, end of current month	31,712.09529	$3,774,292.01	119.02

	Monthly rate of return		-4.92%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 2